As filed with the Securities and Exchange Commission on December 18 , 2013

Registration No. 333-186331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NXT-ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	334118	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Gino Pereira

Chief Executive Officer

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Danovitch, Esq.

Zachary Blumenthal, Esq.

Avraham Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed to disclose the number of Units that are being deregistered and to confirm that the deregistration will occur off of this second post effective amendment.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No.2 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-186331) of Nxt-ID, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on January 31, 2013, as amended on February 4, 2013, March 25, 2013, April 11, 2013, April 22, 2013, May 6, 2013, May 9, 2013, and May 10, 2013, by pre-effective amendment, and as supplemented from time to time, relating to 1,000,000 Units (the “Units”), each Unit consisting of one share of common stock of the Company, par value $0.0001 per share, and one warrant to purchase one share of common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants) (the “Registration Statement”).

The Company hereby amends the Registration Statement to deregister 695,400 Units registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No.  2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on December 18 , 2013.

NXT-ID, INC.

By:	/s/ Gino Pereira
Gino Pereira President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.  2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gino Pereira
Gino Pereira	President, Chief Executive Office, Chief Financial Officer and Director	December 18 , 2013
(Principal Executive and Accounting Officer)

/s/ David Gust
David Gust	Director	December 18 , 2013

/s/ Michael J. D’Almada-Remedios
Michael J. D’Almada-Remedios	Director	December 18 , 2013